Exhibit 99.1

JCPENNEY ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

Andrew Drexler to Serve as Interim CFO as an Executive Search is Underway

PLANO, Texas - (July 10, 2017) - J. C. Penney Company, Inc. (NYSE: JCP) today announced that Edward Record has informed the Company of his intention to step down from his position as executive vice president, chief financial officer effective July 11 to pursue other interests. Record will remain with the Company in an advisory capacity until Aug. 7 to assist with the transition while a search for his replacement is conducted. Additionally, Andrew Drexler, senior vice president, chief accounting officer and controller, will assume the position of Interim chief financial officer along with his current duties.

Record joined JCPenney as chief financial officer in March 2014. During his tenure, the Company retired over $1.4 billion in debt, enhanced its revolving credit facility, and has obtained numerous credit rating upgrades.

Ed Record stated, “I’ve had a very rewarding experience at JCPenney, and am proud of the work we have undertaken to strengthen the company’s financial condition. JCPenney is well positioned for the future, and I will continue to follow the company closely as the team builds on the positive momentum it has experienced over the last few years.”

“On behalf of our board and leadership team, I want to thank Ed for his service and dedication to JCPenney during a challenging turnaround and a competitive retail climate. We wish him much success in his future endeavors,” said Marvin R. Ellison, chairman and chief executive officer. “The timing of his departure coincides with a demonstrated sales performance improvement in the second quarter, and we continue to expect to report significantly improved top-line results this quarter versus the first quarter. We look forward to sharing more details on August 11.”

Media Relations:
(972) 431-3400 or jcpnews@jcp.com; or follow us @jcpnews on Twitter

Investor Relations:
(972) 431-5500 or jcpinvestorrelations@jcpenney.com

About JCPenney:
J. C. Penney Company, Inc. (NYSE:JCP), one of the nation's largest apparel and home furnishings retailers, is on a mission to ensure every customer’s shopping experience is worth her time, money and effort. Whether shopping jcp.com or visiting one of over 1,000 store locations across the United States and Puerto Rico, she will discover a broad assortment of products from a leading portfolio of private, exclusive and national brands. Supporting this value proposition is the warrior spirit of over 100,000 JCPenney associates worldwide, who are focused on the Company's three strategic priorities of strengthening private brands, becoming a world-class omnichannel retailer and increasing revenue per customer. For additional information, please visit jcp.com.

Forward-Looking Statements:
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expect" and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the Company's financial position, the revolving credit facility and interest expense. Forward-looking statements are based only on the Company's current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company's control that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize non-core assets on acceptable terms, the ability to implement our strategic plan including our omnichannel initiatives, customer acceptance of our strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, disruptions and congestion at ports through which we import goods, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, legal and regulatory proceedings and the Company's ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. Please refer to the Company's most recent Form 10-Q for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake to update these forward-looking statements as of any future date.

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